Exhibit 32.1

Harmonic Inc.
Certification of Principal Executive Officer
Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

I, Anthony J. Ley, Chairman, President and Chief Executive Officer of Harmonic Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

i.	the accompanying annual report on Form 10-K for the fiscal year ended December 31, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

ii.	the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Harmonic Inc.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit accompanying such Report and shall not be deemed filed pursuant to the Securities Exchange Act of 1934.

Date: March 15, 2005	/s/ Anthony J. Ley
Anthony J. Ley
Chairman, President and Chief Executive Officer (Principal Executive Officer)